EXHIBIT D-1

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION




In the matter of

SOUTHERN INDIANA GAS                           )
  AND ELECTRIC COMPANY                         )  Docket No. EC95-15
                                               )





                           APPLICATION FOR COMMISSION
                      APPROVAL OF CORPORATE REORGANIZATION





June 21, 1995

                                       ATTORNEY FOR APPLICANT:
                                       John H. Byington, Jr., Esq.
                                       Winthrop, Stimson, Putnam
                                        & Roberts
                                       One Battery Park Plaza
                                       New York, New York  10004-1490
                                       Telephone: (212) 858-1102

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


In the matter of

SOUTHERN INDIANA GAS                           )
  AND ELECTRIC COMPANY                         )  Docket No. EC95-15
                                               )


                           APPLICATION FOR COMMISSION
                      APPROVAL OF CORPORATE REORGANIZATION
                      ------------------------------------


                  Pursuant to Section 203 of the Federal  Power Act ("FPA")1 and
Section 33 of the Federal Energy Regulatory Commission's ("FERC" or "Commission") regulations,2 Southern Indiana Gas and Electric Company ("SIGECO" or "Applicant") hereby submits this Application for Commission Approval of Corporate Reorganization. As fully described below, SIGECO seeks the Commission's authorization to exchange and convert all of its outstanding Common Stock into Common Stock of SIGCORP, Inc. ("SIGCORP"). SIGCORP will thereby become a newly-created holding company and the parent of SIGECO.

                  In support of this Application, and pursuant to 18 C.F.R. ss. 33.2, SIGECO states the following:

             a. The exact name and the address of the Applicant's principal business office and each company whose activities are involved:

                  Southern Indiana Gas and Electric Company 20 N.W. Fourth Street Evansville, Indiana 47741-0001

-------------------
1.    16 U.S.C. ss. 824(b).
2.    18 C.F.R. ss. 33 (1994).

                           SIGCORP, Inc.
                           20 N.W. Fourth Street
                           Evansville, Indiana  47741-0001

             b. Names and addresses of persons authorized to receive notices and communications concerning this Application:

                           A. E. Goebel
                           Senior Vice President, Chief Financial
                             Officer, Secretary and Treasurer
                           Southern Indiana Gas and Electric Company
                           20 N.W. Fourth Street
                           Evansville, Indiana 47741-0001
                           (812) 464-4553; and

                           John H. Byington, Jr., Esq.
                           Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza
                           New York, New York 10004-1490
                           (212) 858-1102

             c.   Designation of the territories served, by counties and States:

                  Electric service is supplied by SIGECO directly to Evansville and 74 other cities, towns and communities, and adjacent rural areas in Indiana. Wholesale electric service is supplied to an additional nine communities. At December 31, 1994, SIGECO supplied electric service to 118,992 customers, including 104,049 residential, 14,741 commercial, 179 industrial, 19 public street and highway lighting and four municipal customers. SIGECO's installed generating capacity as of December 31, 1994 was rated at 1,238,000 kilowatts
(Kw). Coal-fired generating units provide 1,023,000 Kw of capacity and gas or oil- fired turbines used for peaking or emergency conditions provide 215,000 Kw. The following counties in Indiana are all of the counties in which SIGECO provides retail services: Vanderburgh, Warrick, Posey, Spencer, Gibson, Pike, Knox, Daviess, Dubois and Martin.

             d. General statement briefly describing the facilities owned or operated for transmission of electric energy in interstate commerce or for the sale of electric energy at wholesale in interstate commerce:

                  As of December 31, 1994, SIGECO's transmission system consisted of approximately 798 circuit miles of 138,000, 69,000 and 36,000 volt lines. The transmission system also includes 26 substations with an installed capacity of 3,870,349 kilovolt amperes (Kva). The electric distribution system includes 3,175 pole miles of lower voltage overhead lines and 186 trench miles of conduit containing 1,046 miles of underground distribution cable. The distribution system also includes 87 distribution substations with an installed capacity of 1,493,422 Kva and 45,644 distribution transformers with an installed capacity of 1,805,318 Kva. With the exception of approximately eight miles of 138,000 volt electric transmission line which is located in Kentucky and which interconnects with Louisville Gas and Electric Company's transmission system at Cloverport, Kentucky, all of SIGECO's electric transmission facilities are located in the State of Indiana. In addition, SIGECO has interconnections with Louisville Gas and Electric Company, PSI Resources, Inc., Indianapolis Power & Light Company, Hoosier Energy Rural Electric Cooperative, Inc., Big Rivers Electric Corporation, Wabash Valley Power Association and the City of Jasper, providing an ability to simultaneously interchange approximately 750,000 Kw.

             e. Whether the application is for disposition of facilities by sale, lease, or otherwise, and a description of the consideration, if any:

                  The reorganization proposed by SIGECO constitutes a "disposition of facilities" under FPA Section 203, as that term has been interpreted by the Commission in proceedings involving corporate reorganizations similar to that being proposed by SIGECO.3 The restructuring into a holding company structure will be accomplished through an exchange (the "Exchange") of each outstanding share of common stock of SIGECO for one share of common stock of SIGCORP pursuant to the Agreement and Plan of Exchange, dated as of January 13, 1995 (the "Agreement"), between SIGCORP and SIGECO. As a result of the Exchange, each outstanding share of common stock of SIGECO will automatically be exchanged, and without action on the part of the holder thereof will thereafter represent, one share of common stock of SIGCORP. Thereafter, SIGECO will continue to carry on its present utility business as a wholly-owned subsidiary of SIGCORP. The outstanding preferred stock and debt of SIGECO will not be exchanged or changed in connection with the Exchange. Attached to this Application as Appendix A are diagrams showing SIGECO's corporate structure prior to and after the proposed reorganization. This application is for authorization to
-------------------
3.       See, e.g., Pennsylvania Power & Light Company, 69 FERCP.
         62,267 (Issued December 30, 1994); Commonwealth Edison
         Company, 68 FERCP.  62,049 (Issued July 15, 1994); Illinois
         Power Company, 67 FERCP. 61,136 (Issued May 3, 1994);
         Kentucky Utilities Company and Old Dominion Power Company,
         47 FERCP. 61,271 (1989); and Central Vermont Public Service Corporation, 39 FERCP. 61,295 (1987).

implement a corporate reorganization through a transaction, the Exchange, not involving any consideration or sales price.

             f. Statement of the facilities to be disposed of, giving a description of their present use and proposed use after disposition. State whether the proposed disposition includes all the operating facilities of the parties to the transactions:

                  The reorganization proposed by SIGECO constitutes a "disposition" for purposes of the FPA of all of SIGECO's facilities, including all operating facilities. However, after the reorganization, title, possession and use of all utility property will remain with SIGECO. Furthermore, ultimate control of SIGECO and its subsidiaries will remain in the hands of the SIGECO common shareholders who are such shareholders immediately prior to consummation of the Exchange since after the Exchange, those SIGECO common shareholders will own all of SIGCORP's outstanding common stock and SIGCORP will in turn own all of the outstanding common stock of SIGECO and, either directly or indirectly, its subsidiaries. There will be no change in the use of SIGECO's facilities after the proposed reorganization.

             g. Statement (in the form prescribed by the Commission's Uniform System of Accounts for Public Utilities as Licensees) of the cost of the facilities involved in the disposition:

                  This transaction does not entail the actual disposition of any facilities. All of the facilities currently owned by SIGECO will continue to be owned by SIGECO after the proposed corporate reorganization. Accordingly, SIGECO incorporates herein by reference the statements contained in its FERC Form No. 1 for the year ended December 31, 1994, relating to the cost of SIGECO's net utility plant.

             h. Statement as to the effect of the proposed transaction upon any contract for the purchase, sale, or interchange of electric energy:

                  The proposed transaction will not affect any of SIGECO's existing service obligations. All SIGECO contracts in existence on the date of reorganization will continue in effect after approval of the reorganization in accordance with their current terms.

             i. Statement as to whether any application with respect to the transaction or any part thereof is required to be filed with any other federal or state regulatory body:

                  In order to accomplish the proposed reorganization, on May 19, 1995, SIGCORP filed an application with the Securities and Exchange Commission ("SEC") under the Public Utility Holding Company Act of 1935, as amended
("Holding Company Act"), for permission to establish a holding company structure. No similar application is required to be filed with any State or other federal regulatory body. The application to the SEC is pending approval.

             j. The facts relied upon to show that the proposed disposition will be consistent with the public interest:

                  SIGECO submits that its proposed formation of a holding company is consistent with the public interest. The primary purposes of forming a holding company are (1) to further strengthen the organization by establishing a more appropriate corporate structure for the pursuit of unregulated non-utility business activities and (2) to provide a structure which may be required to segregate the generation function of SIGECO from the remainder of its electric utility business should regulatory actions mandate such segregation or the corporation decide such segregation is the best approach to anticipated future competition in the electric utility industry. Increased flexibility as a result of the reorganization is expected to enhance the long-term financial strength of SIGECO.

                  As the Commission is well aware, deregulation and competition are reshaping the utility marketplace and changing the nature of the electric utility business. After extensive investigation and analysis, SIGECO has determined that the holding company structure offers the best means of positioning the organization for future changes and opportunities and will enable the organization to take advantage of emerging business opportunities to the benefit of both shareholders and customers.

                  The primary focus of SIGCORP will be maintaining the strength of its core business -- serving SIGECO's electric and gas customers.
Participation in other opportunities is expected to be closely related to the energy business. Through its non-regulated subsidiaries, SIGCORP will be in a position to quickly take advantage of increasing opportunities in non-utility activities.

                  The holding company structure is a well-established form of organization for those companies conducting multiple lines of business. It is a common form of organization for unregulated companies and for regulated companies, such as telephone utilities and water utilities, which are not subject to the Holding Company Act. In addition, the holding company structure is utilized by many electric utilities that are involved in unregulated activities. In recognition of the increased competition in the electric utility industry, the National Energy Policy Act of 1992 permits electric utilities to conduct certain business activities which were previously prohibited by the Holding Company Act. SIGECO wishes to be in a position to take advantage of business opportunities that may present themselves, and desires to do so by utilizing the most efficient and effective corporate structure.

                  The benefits of a holding company structure are well established. A holding company structure enables the holding company to participate in unregulated businesses in a timely manner consistent with regulatory requirements, and fully separates the operations of regulated and unregulated businesses. As a result, it provides maximum protection to ratepayers and a better structure for regulators to assure that there is no cross- subsidization of costs or transfer of business risk from unregulated to regulated lines of business. A holding company structure also is preferred by the investment community, because it is easier to analyze and value individual lines of business. Moreover, the use of a holding company structure provides legal protection against the imposition of liability on regulated utilities for the results of unregulated business activities. In short, the holding company structure is a highly desirable form of conducting regulated and unregulated businesses within the same corporate group.

                  This Commission routinely has found that reorganization proposals such as SIGECO's are consistent with the public interest.4 According to prior Commission orders, an applicant for such a corporate reorganization need not show a positive benefit in order for the transaction to be authorized. The applicant need only demonstrate that the reorganization is compatible with the public interest.5 In its 1994 order approving the formation of a holding company by Illinois Power Company, the Commission weighed the following six factors: (1) the effect on utility operating costs and rate levels; (2) the contemplated accounting treatment; (3) the reasonableness of the purchase price; (4) the possibility of coercion; (5) the effect on competition; and (6) the impact on the effectiveness of regulation.6 Evaluated against these factors, it is clear that SIGECO's reorganization is in the public interest.

                  First, after the reorganization is complete, SIGECO will continue to own and operate all of the facilities at issue and SIGECO will perform all of its contracts under their current terms. In addition, SIGECO is not requesting a rate increase as part of its filing, and any future changes in SIGECO's wholesale rates will be subject to the jurisdiction of the Commission under

-------------------
4. See, e.g., Pennsylvania Power & Light Company, 69 FERCP. 62,267 (Issued December 30, 1994); Commonwealth Edison Company, 68 FERCP. 62,049 (Issued July 15, 1994); Illinois Power Company, 67 FERCP. 61,136 (Issued May 3, 1994);
         Central Vermont Public Service Corporation, 39 FERCP.  61,295
         (1987); Kentucky Utilities Company and Old Dominion Power Company, 47 FERCP. 61,271 (1989).

5.       Kentucky Utilities, 47 FERC at p. 61,948.

6.       Illinois Power Company, 67 FERC at p. 61,352, citing
         Commonwealth Edison Co., 36 F.P.C. 927 (1966), aff'd sub nom. Utility Users League v. FPC, 394 F.2d 16 (7th Cir.), cert. denied, 393 U.S. 953 (1968).

the FPA. For these reasons, the reorganization will have no effect on SIGECO's operating costs or its rate levels.

                  Second, SIGECO's accounting treatment of the transaction will be appropriate. The Exchange will be accounted for under Generally Accepted Accounting Principles. Under the accounting treatment proposed, the financial statements of SIGECO and SIGCORP will be combined as if they had always been together. Furthermore, SIGECO will continue to maintain its books in accordance with the Commission's Uniform System of Accounts.

                  Third, the proposed reorganization does not involve the actual sale of facilities, but rather entails the conversion of each share of SIGECO common stock into common stock of SIGCORP. Thus, there is no "purchase price" for the reorganization. In addition, the proportion of each SIGECO common shareholder's ownership interest in the enterprise will not change as a result of the reorganization.

                  Fourth, because the proposed reorganization involves only SIGECO and its affiliates, there is no possibility that any party has been coerced into participating in the reorganization. For their part, the common shareholders of SIGECO overwhelmingly approved the holding company proposal at their Annual Meeting duly held on March 28, 1995.

                  Fifth, the proposed reorganization will have no adverse effect on competition. SIGECO's facilities will not be combined with the facilities of any other public utility as a result of the reorganization. In addition, after the reorganization, SIGECO will continue to conduct its business under the non-discriminatory rates and terms of service that it currently is using. Furthermore, as stated previously, it is anticipated that a holding company structure will allow SIGECO and its affiliates to more effectively compete in today's energy market place. A more competitive SIGECO system should enhance in turn any future competition in SIGECO's service territory as well.

                  Sixth, the proposed reorganization will not impair government regulation of SIGECO. Following the reorganization, SIGECO will continue to be subject to the jurisdiction of this Commission. SIGECO will also continue to be subject to the jurisdiction of the Indiana Utility Regulatory Commission.

                  For these reasons, under the six factors set forth in Illinois Power, SIGECO's proposed reorganization is compatible with the public interest and should be authorized by the Commission.7

                  In cases involving corporate reorganizations, the Commission also has analyzed whether the utility and non-utility businesses are adequately separated in order to protect the utility's ratepayers from detriments that may result from the

-------------------
7. In Illinois Power, the Commission announced the policy that, prior to the merger of public utility holding companies, public utility subsidiaries must either rebut the presumption that an indirect merger of the public utilities' subsidiaries occurs simultaneously with the merger of the holding company parents, or obtain approval under Section 203 of the FPA for the holding companies' merger. 67 FERC at pp. 61,352-5; see also Pennsylvania Power & Light, 69 FERC at p. 64,745 (1994). As was the case in both Illinois Power and Pennsylvania Power & Light, SIGECO's reorganization does not involve a proposal to merge public utility holding companies and therefore this policy does not apply.

non-regulated activities of the parent.8 SIGECO's reorganization satisfies this criterion, given that SIGECO and SIGCORP will have in place numerous safeguards to prevent SIGECO's customers from being harmed by the non-regulated activities of SIGCORP and its subsidiaries.

                  SIGECO intends to implement procedures that will prevent any cross-subsidization of costs or transfer of risk from the unregulated subsidiaries to SIGECO. In certain cases, the unregulated subsidiaries will have their own staff and management. In other cases, where SIGECO employees provide service for SIGCORP or its unregulated subsidiaries, generally accepted accounting practices, cost allocation procedures and transfer pricing practices will be used to ensure that SIGECO recovers its full cost of providing such services.

                  SIGCORP, SIGECO and the unregulated subsidiaries will also maintain separate accounts and employ appropriate procedures to ensure that no cross-subsidization of costs occurs between the regulated and unregulated businesses.

                  SIGECO will utilize its existing accounting system to collect direct, indirect and allocated costs incurred for pursuing unregulated business. Monthly, SIGECO will bill the unregulated business for all costs incurred. Such information will be available to the Commission upon request.

                  Books  and  accounts  of   affiliates   will  be  prepared  in
accordance with generally accepted accounting principles and,

-------------------
8. See e.g., Central Vermont, 39 FERC at p. 61,960; Kentucky Utilities, 47 FERC at p. 61,948.

where appropriate, will be consistent with the Uniform System of Accounts prescribed by this Commission.

                  Any utility services provided to affiliated companies will be charged at SIGECO's retail tariffs. Additionally, any transfer of assets or liabilities between affiliated companies will occur at net book value at the time of the transfer.

                  In addition to these safeguards, the Indiana Utility Regulatory Commission will have access to all accounts and records of joint or general expenses, any portion of which may be applicable to transactions with SIGECO or other utility companies, and authority to require the submission of such reports as it shall prescribe.

             k.   Brief   statement  of   franchises   held,   showing  date  of
expiration, if not perpetual:

                  SIGECO has perpetual authority to provide electric and gas public utility service throughout its respective electric and gas service areas as a result of indeterminate permits granted by the State of Indiana pursuant to State statute.

             l. Form of notice suitable for publication in the Federal Register, briefly summarizing the application in such a way as to acquaint the public with its scope and purpose:

                  A form of Notice suitable for publication in the Federal Register, pursuant to 18 C.F.R. ss. 35.8, is attached hereto as Appendix B.

             m.   Required exhibits:

                  The following exhibits required by 18 C.F.R. ss. 33.3 are filed herewith, except as noted:

         Exhibit A                  Resolutions of directors and  shareholders
                                    authorizing the proposed restructuring.

         Exhibit B                  Statement  of the  measure  of control or
                                    ownership exercised by or over SIGECO and SIGCORP and the nature and extent of any intercorporate relationship.

         Exhibit C                  SIGECO's  balance  sheets  and  supporting
                                    plant schedules as of December 31, 1994.

         Exhibit D                  A   statement   of   known    contingent
                                    liabilities, excepting minor items.

         Exhibit E-F                SIGECO's income and retained earnings
                                    statement for the 12 months ended December
                                    31, 1994.

         Exhibit G                  Copy  of the  application  with  the SEC for
                                    approval  under  the  Holding  Company  Act.
                                    [OMITTED] A copy of the related SEC order will be filed with the Commission after it has been issued.

         Exhibit H                  Copy of the Agreement and Plan of Exchange
                                    dated as of January 13, 1995 among SIGECO and SIGCORP.

         Exhibit I Maps showing SIGECO's properties and interconnections, and the principal cities of the area served. [OMITTED]

                  WHEREFORE, Southern Indiana Gas and Electric Company respectfully requests that the Commission approve this Application and authorize the proposed corporate reorganization under the terms and conditions set forth herein.

                                       Respectfully submitted,

                                       SOUTHERN INDIANA GAS AND ELECTRIC COMPANY



                                       By: /s/ Andrew E. Goebel
                                          Name: Andrew E. Goebel
                                          Title: Senior Vice President, Chief
                                                 Financial Officer, Secretary
                                                 and Treasurer



John H. Byington, Jr., Esq.
Winthrop, Stimson, Putnam
 & Roberts
One Battery Park Plaza
New York, New York  10004-1490
(212) 858-1102

Counsel for Southern Indiana Gas
 and Electric Company

June 20, 1995

                                  VERIFICATION
                                  ------------


                  My name is Andrew E. Goebel, and I am Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Southern Indiana Gas and Electric Company. I am authorized to make this Verification. I have knowledge of the facts set forth in the foregoing Application for Commission Approval of Corporate Reorganization, and they are true and correct.

                                       /s/ Andrew E. Goebel



Sworn to and subscribed before
me this 20th day of June, 1995.


/s/ Donna S. Welden
    Notary Public

                                                                      APPENDIX A



                              CURRENT STRUCTURE




                               Southern Indiana
                                Gas and Electric
                                    Company
                                    (SIGECO)
                                        |
                                        |
--------------------------------------------------------------------------------
    |               |            |            |           |             |
Southern        Lincoln      Energy      Southern     SIGCORP,      Southern
 Indiana         Natural      Systems     Indiana        Inc.        Indiana
Properties,       Gas          Group,     Minerals,    (Future   Communications,
   Inc.         Company,        Inc.        Inc.        Holding        Inc.
                  Inc.                                  Company)



                               PROPOSED STRUCTURE


                                 SIGCORP, INC.
                               (Holding Company)
                                       |
                                       |
--------------------------------------------------------------------------------
       |             |                |               |                 |
   Southern       SIGECO                          Southern      Southern Indiana
   Indiana      Operating      Energy Systems     Indiana        Communications,
Properties, Inc.  Company         Group, Inc.   Minerals, Inc.        Inc.
                     |
               Lincoln Natural
                     Gas
                Company, Inc.

                                                                     Appendix B


                                 Form of Notice
                                 --------------

                            UNITED STATES OF AMERICA
                      FEDERAL ENERGY REGULATORY COMMISSION


Southern Indiana Gas and Electric Company                  Docket No. EC95-__-__


                                NOTICE OF FILING

                                (June __, 1995)


                  Take notice that on June __, 1995, Southern Indiana Gas and Electric Company ("SIGECO") submitted an application pursuant to Section 203 of the Federal Power Act for authority to effect a "disposition of facilities" that would be deemed to occur as a result of a proposed corporate restructuring, all as more fully set forth in the application, which is on file with the Commission and open to public inspection.

                  The application states that the proposed restructuring would be accomplished through the creation of a holding company of which SIGECO would become a subsidiary. It is stated that the proposed restructuring is intended to position SIGECO for electric utility industry restructuring, increase financial flexibility, and better insulate utility customers from the risks of non-utility enterprises. The restructuring, it is said, will not affect jurisdictional facilities, rates, or services.

                  Any person desiring to be heard or to protest the application should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 825 N. Capitol Street, N.E., Washington, D.C. 20426, in accordance with Rules 214 and 211 of the Commission's Rules of Practice and Procedure. 18

C.F.R. ss. 385.214, ss. 385.211 (1994). All such motions to intervene or protests should be filed on or before ___________, 1995. Protests will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make protestants parties to the proceeding. Any person wishing to become a party to the proceeding or to participate as a party in any hearing therein must file a motion to intervene in accordance with the FERC Rules.

                                       --------------------
                                       Secretary

                                   EXHIBIT A
                                   ---------


                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                         Annual Meeting of Shareholders

                                 March 28, 1995



                  RESOLVED: That the reorganization of the corporation into a holding company structure as detailed in, and subject to, the conditions set forth in the Agreement and Plan of Exchange between Southern Indiana Gas and Electric Company and SIGCORP, Inc., a copy of which agreement was attached, as Exhibit A, to the Proxy Statement for the March 28, 1995 Annual Meeting of Shareholders of the Company, is hereby approved.

                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                         Meeting of Board of Directors

                               November 15, 1994

                  RESOLVED: That the officers of the Company be and hereby are authorized and directed to begin the process of forming a holding company over the Company and its subsidiaries and, in that regard, to take all such action as they deem necessary or desirable or as counsel shall advise.

                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                         Meeting of Board of Directors

                               December 20, 1994

                  RESOLVED: That the officers of this Company be and hereby are authorized and directed to form a subsidiary of the Company (hereinafter referred to as the "Holding Company"), such subsidiary to be an Indiana corporation and to have such number of shares and classes of capital stock, with such capital stock to have such par value, as such officers in their discretion shall determine; and it is

                  FURTHER RESOLVED: That the officers of this Company be and hereby are authorized and directed to enter into a Plan of Exchange with the
Holding Company pursuant to Section 23-1-40-2 of the Indiana Business Corporation Law, such Plan of Exchange to provide for (a) the exchange of one share of the common stock of the Holding Company for each share of the issued and outstanding shares of common stock of the Company, to the end that the shareholders of the Company shall become shareholders of the Holding Company and the Company shall become a subsidiary of the Holding Company and (b) such other matters as such officers shall deem necessary or desirable or as counsel shall advise, and such Plan of Exchange, subject to the approval of the shareholders of the Company, is hereby adopted; and it is

                  FURTHER RESOLVED: that the Board of Directors hereby directs that, upon its completion, execution and delivery by the proper officers of the Company and the Holding Company, the Plan of Exchange be submitted to a vote at a meeting of the shareholders of the Company, that the record date for such meeting shall be designated by the Chairman of the Board of the Company, and that the Board of Directors shall recommend that the shareholders of the Company approve the Plan of Exchange and the reorganization contemplated thereby; and it is

                  FURTHER RESOLVED: that the proper officers of the Company be, and they hereby are, authorized and directed to assist in the preparation and filing of all documentation necessary and incidental to the consummation of the transactions contemplated by the proposed Plan of Exchange, including but not limited to:

                  (i) the filing with the Securities and Exchange  Commission of
         (A) a Registration Statement on Form S-4 containing a joint Prospectus/Proxy Statement with respect (1) to the meeting of the Company's shareholders to be held in connection with the Plan of Exchange, and (2) the issuance of the shares of the Holding Company pursuant to the Plan of Exchange; (B) a Registration Statement on Form 8-B with respect to the issuance of the shares of the Holding Company pursuant to the Plan of Exchange, (C) such reports under Sections 13(a), 13(d) and 16(a) of the

         Securities Exchange Act of 1934, as amended (the "1934 Act"), as may be required in connection with the Plan of Exchange and the transactions contemplated thereby, and (D) an application pursuant to the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), for an order pursuant to Sections 3 and 10 thereof (1) approving the transactions contemplated by the Plan of Exchange and (2) exempting the Holding Company from all of the provisions of the 1935 Act, except
         Section 9(a)(2) thereof;

                  (ii) the filings of such documents with the various state authorities as are required in connection with the transactions contemplated by the Plan of Exchange, including (A) the filings with the Secretary of State of Indiana of articles of incorporation for the Holding Company and all other documents necessary for the formation of such corporation; (B) the filing with state securities authorities of all documents necessary or advisable to (1) qualify or register for sale the shares of the Holding Company to be issued pursuant to the Plan of Exchange, and (2) qualify or register the Holding Company and, if necessary, the Company as a broker, dealer, or broker-dealer under the securities or "blue sky" laws of such states;

                  (iii) the filing of Articles of Merger with the Secretary of State of Indiana, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business;

                  (iv) the filing with the Federal Energy Regulatory Commission of an application for approval of the Plan of Exchange under the Federal Power Act, as amended;

                  (v) the filing of applications with the New York Stock Exchange, Inc. and the Chicago Stock Exchange, Inc. for the listing on such Exchanges upon Official Notice of Issuance of that number of shares of the Holding Company to be issued by the Holding Company pursuant to the Plan of Exchange; and

                  (vi) such other filings as may be necessary with governmental authorities and self-regulatory organizations in connection with such transactions; and it is

                  FURTHER RESOLVED: that each officer and director who is authorized and may be required to execute the Registration Statement on Form S-4 and the Registration Statement on Form 8-B, or any amendment thereto, be, and each hereby is, authorized to execute a power of attorney appointing R.G. Reherman, A.E. Goebel and John H. Byington, Jr. and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead any and all amendments to the Registration Statement on Form S-4 and the Registration Statement on Form 8-B, each of said attorneys to have power to act with or without the others; and it is

                  FURTHER RESOLVED: that the Company, Continental Stock Transfer and Trust Co., or any other bank located in New York City selected by the Chairman of the Board is hereby appointed as Exchange Agent of the Company for the exchange of shares of Common Stock of the Company for shares of the Holding Company, in accordance with the proposed Plan of Exchange; and it is

                  FURTHER RESOLVED: that all actions taken by the officers of the Company in connection with all of the foregoing prior to the date hereof be, and hereby are ratified; and it is

                  FURTHER RESOLVED: that the officers of the Company be, and they hereby are, authorized and directed to perform all other acts in the name and on behalf of the Company which may be necessary or advisable, or as counsel may advise, to effect the intent and purpose of the foregoing resolutions.

                                 SIGCORP, INC.

                         Meeting of Board of Directors

                                January 13, 1995


                  RESOLVED, that the officers of this Corporation be, and they are hereby, authorized and directed to enter into a Plan of Exchange with SIGECO pursuant to Section 23-1-40-2 of the Indiana Business Corporation Law, such Plan of Exchange to provide for (a) the exchange of one share of the common stock of the Corporation for each share of the issued and outstanding shares of common stock of SIGECO, to the end that the shareholders of SIGECO shall become shareholders of the Corporation and SIGECO shall become a subsidiary of the Corporation and (b) such other matters as such officers shall deem necessary or desirable or as counsel shall advise, and such Plan of Exchange, subject to the approval of SIGECO as the sole shareholder of the Corporation, is hereby adopted;

                  RESOLVED FURTHER, that the Board of Directors hereby directs that, upon its completion, execution and delivery by the proper officer of SIGECO and the Corporation, the Plan of Exchange be submitted to the sole shareholder of the Corporation for approval, and that the Board of Directors shall recommend that the sole shareholder of the Corporation approve the Plan of Exchange and the reorganization contemplated thereby;

                  RESOLVED FURTHER, that the proper officers of the Corporation be, and they are hereby, authorized and directed to assist in the preparation and filing of all documentation necessary and incidental to the consummation of the transactions contemplated by the proposed Plan of Exchange, including but not limited to:

                  (i) the filing with the Securities and Exchange  Commission of
         (A) a Registration Statement on Form S-4 containing a joint Prospectus/Proxy Statement with respect to (1) the meeting of SIGECO's shareholders to be held in connection with the Plan of Exchange, and
         (2) the issuance of 15,754,826 shares of the Corporation's common stock (the "Shares") to holders of SIGECO common stock pursuant to the Plan of Exchange; (B) a Registration Statement on Form 8-B with respect to the issuance of the Shares pursuant to the Plan of Exchange, (C) such reports under Sections 13(a), 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as may be required in connection with the Plan of Exchange and the transactions contemplated thereby, and (D) and application pursuant to the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), for an order pursuant to Sections 3 and 10 thereof (1) approving the transactions contemplated by the Plan of Exchange and (2) exempting the Corporation from all of the provisions of the 1935 Act, except Section 9(a)(2) thereof;

                  (ii) the  filings of such  documents  with the  various  State authorities as may be required in connection with the transactions contemplated by the Plan of Exchange, including (A) the filings with the Secretary of State of Indiana of any amendments and restatements of the articles of incorporation of the Corporation that may be necessary or desirable and any and all other documents necessary or desirable to enable the Corporation to become the holding company of SIGECO and its subsidiaries; (B) the filing with State securities authorities of all documents necessary or advisable to (1) qualify or register for sale the Shares to be issued pursuant to the Plan of Exchange, and (2) qualify or register the Corporation as a broker, dealer, or broker-dealer under the securities or "blue sky" laws of such states;

                  (iii) the filing of Articles of Merger or Share Exchange with the Secretary of State of Indiana, and appropriate documents with the relevant authorities of any other states in which the Corporation will be required to be qualified to do business;

                  (iv) the filing with the Federal Energy Regulatory Commission of an application for approval of the Plan of Exchange under the Federal Power Act, as amended;

                  (v) the filing of applications with the New York Stock Exchange, Inc. and the Chicago Stock Exchange, Inc. for the listing on such Exchanges upon official notice of issuance of the Shares; and

                  (vi) such other filings as may be necessary or desirable  with
         governmental   authorities   and   self-regulatory   organizations   in
         connection with such transactions; and

                  RESOLVED FURTHER: that each officer and director who is authorized and may be required to execute the Registration Statement on Form S-4 and the Registration Statement on Form 8-B, or any amendment thereto, be, and each is hereby, authorized to execute a power of attorney appointing R.G. Reherman, A.E. Goebel, and John H. Byington, Jr., and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead any and all amendments to the Registration Statement on Form S-4 and the Registration Statement on Form 8-B, each of said attorneys to have power to act with or without the others;

                  RESOLVED FURTHER: that the Corporation, Continental Stock Transfer and Trust Co., or any other bank located in New York City selected by the Chairman of the Board is hereby appointed as Exchange Agent of the Corporation for the exchange of shares of SIGECO common stock for the Shares, in accordance with the proposed Plan of Exchange;

                  RESOLVED FURTHER: that all actions taken by the officers of the Corporation in connection with all of the foregoing prior to the date hereof be, and hereby are ratified; and

                  RESOLVED FURTHER: that the officers of the Corporation be, and they are hereby, authorized and directed to perform all other acts in the name and on behalf of the Corporation which may be necessary or advisable, or as counsel may advise, to effect the intent and purpose of the foregoing resolutions.

                                 SIGCORP, INC.

                          Meeting of Sole Shareholder

                                February 1, 1995



                  RESOLVED: That the reorganization of the corporation into a holding company structure as detailed in, and subject to, the conditions set forth in the Agreement and Plan of Exchange dated as of January 13, 1995 between Southern Indiana Gas and Electric Company and SIGCORP, Inc., a copy of which agreement was presented at this meeting, and such agreement, are hereby approved.

                                   EXHIBIT B
                                   ---------

                   Statement of Intercorporate Relationships
                   -----------------------------------------

                  Southern Indiana Gas and Electric Company ("SIGECO") owns all of the outstanding common stock of SIGCORP, Inc. ("SIGCORP"). As more fully described in this Application, SIGECO seeks FERC approval of a corporate reorganization in which SIGECO will become a wholly owned subsidiary of SIGCORP. SIGECO and SIGCORP have certain officers and directors in common.

                  SIGECO also owns 100% of the outstanding capital stock of Lincoln Natural Gas Company ("Lincoln"), an Indiana corporation that owns and operates a gas distribution system in the City of Rockport, Spencer County, Indiana, and surrounding territory, 33% of the outstanding capital stock of Community Natural Gas Company, Inc. ("Community"), an Indiana corporation that owns and operates a small gas distribution system in southwestern Indiana, and 1.5% of the outstanding capital stock of Ohio Valley Electric Corporation ("OVEC"), an Ohio corporation formed in the early 1950's to supply electric power and energy to the Federal government's gaseous diffusion plant near Portsmouth, Ohio. OVEC owns all of the capital stock of Indiana-Kentucky Electric Corporation, an Indiana corporation formed for the same purpose. Lincoln, Community and SIGECO have certain officers and directors in common.

                  SIGECO also owns 100% of four other non-utility subsidiaries, each of which is an Indiana corporation and each of which has certain officers and directors in common with SIGECO:

         (1) Southern Indiana Properties, Inc. ("SIPI") was formed by SIGECO to conduct non-utility investment activities while segregating such activities from SIGECO's regulated utility business. SIPI's investment activities consist principally of the investments in partnerships (primarily real estate), leveraged leases, and marketable securities.

         (2) Energy Systems Group, Inc. ("ESGI") was formed in March 1994 and works with industrial, commercial and governmental customers of SIGECO to install controls and equipment to help them use energy more efficiently.

         (3) Southern Indiana Minerals, Inc. ("SIMI") was formed to process and market coal combustion by-products at SIGECO's power plants, which includes flue gas desulfurization sludge and coal ash.

         (4) SIGECO also has a recently formed and presently inactive subsidiary called Southern Indiana Network Communications, Inc. ("SINC"). SINC is an Indiana corporation and will be used as a vehicle for investments that are not within the scope of the activities of SIPI, ESGI or SIMI.es of SIPI, ESGI or SIMI.

                                   EXHIBIT C
                                   ---------


Southern Indiana Gas and Electric Company's balance sheet and supporting plant schedules are set forth in its FERC Form No. 1 for the year ended December 31, 1994 (at pages 110-13), which is incorporated herein by reference.

                                   EXHIBIT D
                                   ---------

                 Statement of all known contingent liabilities
                 ---------------------------------------------

                  As of the date of this FERC application, the material contingent liabilities of Southern Indiana Gas and Electric Company ("SIGECO"), not including minor items such as damage claims and similar items involving relatively small amounts, are set forth in SIGECO's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 10-K"), as supplemented by SIGECO's Quarterly Report on Form 10-Q for the three months ended March 31, 1995 (the "March 31, 1995 10-Q"), as previously filed with the Securities and Exchange Commission (the "SEC"). Copies of such documents can be obtained from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                  The pertinent portions of the aforementioned SEC filings are attached hereto. They are: (a) pages 1-10, 16-22 and 36-40 of the 1994 10-K; and
(b) page 13 of the March 31, 1995 Form 10-Q. It should be noted that the attached portions of such SEC filings include information beyond just contingent liabilities and that the discussions of the contingent liabilities therein are interspersed among discussions of various other matters. All of the information contained in the attached pages is qualified in its entirety by reference to the complete filing from which it is taken and should be read in conjunction therewith.

[Note:  Incorporated herein by reference to SEC filings listed above]

                                   EXHIBIT E
                                   ---------


Southern Indiana Gas and Electric Company's income statement is set forth in its FERC Form No. 1 for the year ended December 31, 1994 (at pages 114-17), which is incorporated herein by reference.

                                   EXHIBIT F
                                   ---------


A statement of retained earnings for the period covered by the income statement referred to in Exhibit E is set forth in Southern Indiana Gas and Electric Company's Form No. 1 for the year ended December 31, 1994 (at pages 118-19), which is incorporated herein by reference.